October 9, 2008
New Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Ladies and Gentlemen:
     We are acting as counsel to New Clearwire Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (No. 333-153128), originally filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2008, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of up to 166,326,321 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to be issued in connection with the merger contemplated by the Transaction Agreement and Plan of Merger (the “Merger”), dated as of May 7, 2008, by and among Clearwire Corporation (“Old Clearwire”), Sprint Nextel Corporation (“Sprint”), Comcast Corporation (“Comcast”), Time Warner Cable Inc. (“Time Warner”), Bright House Networks, LLC (“Bright House Networks”), Google Inc. (“Google”) and Intel Corporation (“Intel”) (the “Transaction Agreement”). Such shares of the Common Stock, when issued pursuant to the Merger in accordance with the Transaction Agreement are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance.”
     In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Transaction Agreement attached as Exhibit 2.1 to the Registration Statement; (ii) the merger certificate prepared pursuant to the Transaction Agreement and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the issuance of the Shares (the “Merger Certificate”); (iii) the Company’s Restated Certificate of Incorporation, in the form filed as Exhibit 3.1 to the Registration Statement; (iv) the Company’s By-Laws, in the form filed as Exhibit 3.2 to the Registration Statement; (v) resolutions of the board of directors of the Company with respect to the Issuance; (vi) the Voting Agreement dated May 7, 2008, among Sprint, Comcast, Time Warner, Bright House Networks, Google, Intel and Eagle River Holdings, LLC (the “Eagle River Voting Agreement”); (vii) the Voting Agreement dated May 7, 2008, among Sprint, Comcast, Time Warner, Bright House Networks, Google, Intel, Intel Capital Corporation and Intel Capital (Cayman) Corporation (the “Intel Voting Agreement”); and (viii) the Registration Statement.

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     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
     Based upon and subject to the foregoing qualification, assumptions and limitations, the further limitations set forth below and the assumption that each outstanding share of Class B common stock, par value $0.0001 per share, of Old Clearwire will be converted into one share of Class A common stock , par value $0.0001 per share, of Old Clearwire prior to the Merger pursuant to the Eagle River Voting Agreement and the Intel Voting Agreement, we are of the opinion that, when (i) the Merger Certificate is filed with and accepted by the Secretary; (ii) the Registration Statement becomes effective under the Act and provided that such effectiveness shall not have been terminated; (iii) the certificates evidencing the Shares have been duly executed and authenticated in accordance with the provisions of the Transaction Agreement and duly delivered to the stockholders of Old Clearwire in exchange for their shares of common stock of Old Clearwire; and (iv) the appropriate certificates representing the Shares are duly countersigned and registered by the Company’s transfer agent, the Shares will be duly authorized and validly issued, fully paid and non-assessable.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely, /s/ Kirkland & Ellis LLP Kirkland & Ellis LLP

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